STRATEGIC ADVISORY AGREEMENT

     This Strategic Advisory Agreement (this “Agreement”), dated effective as of November 18, 2016, (the “Effective Date”) is entered into by and between Orgenesis Inc., a Nevada corporation (herein referred to as the “Company”) and Scott Carmer (herein referred to as the “Advisor”). Advisor and the Company are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”

RECITALS

     WHEREAS, Advisor has previously served as the CEO of the Company’s wholly-owned subsidiary, Orgenesis Maryland, Inc. (“Subsidiary”), from which position Advisor has resigned as of November 18, 2016;

     WHEREAS, Advisor has experience in strategic planning, clinical development, commercialization and overall business development in the regenerative medicine industry; and

     WHEREAS, the Company desires to engage the services of Advisor to provide the services outlined below.

     NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the Parties hereto covenant and agree as follows:

1. Term of Consultancy. The Company hereby engages Advisor on a non-exclusive basis for the Term, as defined below, to provide the Services defined below . The Company hereby agrees to retain Advisor in a consulting capacity, upon the terms and conditions set forth herein, for a term of one (1) year from the Effective Date (the “Term”).

2. Duties of Advisor. Advisor shall, on a non-exclusive basis, serve as an advisor and provide the Company with the following services (collectively, the “Services”) during the Term hereof:

     2.1 Consult with and assist the Company in identifying and evaluating the most appropriate strategic and clinical plans to develop and commercialize its technologies;

     2.2 Make himself reasonably available, at the Company’s request, to attend meetings or for conversations to discuss the business of the Company with potential investors and/or strategic partners;

     2.3 At the Company’s request, review business plans, strategies, mission statements, budgets, proposed transactions and other plans for the purpose of advising the Company on the most viable avenues for growth and business development; and

     2.4 Advise the Company as requested in any other area where Advisor may be able in order to help the Company execute its business plan.

3. Allocation of Time and Energies. Advisor hereby promises to perform and discharge faithfully the responsibilities which may be assigned to Advisor from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its activities herein, so long as such activities are in compliance with applicable securities laws and regulations.

4. Remuneration. For undertaking this engagement and for other good and valuable consideration, the Advisor agrees that the Company’s agreement to extend the Advisor’s right to exercise the fully vested options granted to him in connection with his pervious employment by the Subsidairy, as specified in that certain Release Agreement entered into by the the Advisor and Company dated November 18, 2016 shall qualify as full consideration for services to be performed by Advisor hereunder.

5. Non-Assignability of Services. Advisor’s Services under this Agreement may be assigned by the Company to any entity with which the Company merges or which acquires the Company or substantially all of its assets wherein the Company becomes a minority constituent of the combined company. Advisor shall not assign its rights or delegate its duties hereunder without the prior written consent of the Company.

6. Expenses. The Company shall be responsible for all expenses relating to Advisor’s Services under this Agreement as may be incurred from time to time, subject to pre-approval by the Company.

7. Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Advisor by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate in all material respects and Advisor may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Advisor against any claims or litigation including any damages, liability, cost and reasonable attorney’s fees as incurred with respect thereto resulting from Advisor’s communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Advisor’s communication or dissemination of information not provided or authorized by the Company. Advisor warrants and represents that all oral communications, written documents, or materials furnished to third parties by Advisor, originating with Advisor and to the extent not mirroring material furnished by the Company, shall be accurate in all material respects. The Advisor will protect, indemnify and hold harmless the Company against any claims or litigation including any damages, liability, cost and reasonable attorneys fees as incurred with respect thereto resulting from any claims or litigation resulting from Advisor’s communication or dissemination of information not provided or authorized by the Company, or from Advisor’s negligence or misconduct. The Advisor will not trade in the securities of the Company while in possession of material information about the Company that has not been publicly disclosed by the Company.

8. Development Rights & Confidential Information

     8.1 Development Rights. Advisor agrees and declares that all proprietary information including but not limited to trade secrets, know-how, patents and other rights in connection therewith developed by or with the contribution of Advisor's efforts during the term of his provision of Services to the Company, shall be the sole property of the Company. Upon the Company's request (whenever made), Advisor shall execute and assign to the Company all the rights in the proprietary information.

     8.2 Confidentiality.

     (a) The term "Information" as used in this Article means any and all confidential and proprietary information, designated as such by the Company, including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) subject to Article 8.1 was already known to or independently developed by Advisor prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company; (b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Advisor or similar agreements by other Advisor’s or Company employees (c) shall have been received by the Advisor from another person or entity having no obligation of confidentiality to the Company or (d) is approved in writing by the Company for release by the Advisor.

     (b) Advisor agrees to hold in trust and confidence all Information disclosed to it and further agrees not to exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for Advisor’s work with the Company.

     (c) Advisor agrees to disclose the Information only to persons necessary in connection with Advisor’s work with the Company and who have undertaken in writing the same confidentiality obligations set forth herein in favor of the Company.

     (d) Advisor acknowledges and agrees that the Information furnished hereunder is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company immediately upon request without retaining copies thereof.

     8.3 During Advisor’s provision of Services to the Company Advisor will not improperly use or disclose any confidential information or trade secrets, if any, of any former client or employer or any other person to whom Advisor has an obligation of confidentiality, and Advisor will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom Advisor has an obligation of confidentiality unless consented to in writing by that former employer or person. To the extent that Company consents to receipt of confidential information of third parties obtained by Advisor, the Company agrees to hold in trust and confidence all such information disclosed to it and further agrees not to exploit or disclose such information to any other person or entity or use the information directly or indirectly for any purpose other than for Advisor’s work with the Company

     8.4 Advisor's undertakings herein under Article 8 shall survive espiration or termination of this Agreement.

9. Representation. The Company and Advisor represent to one another that each has consulted with independent legal counsel and/or tax, financial and business advisors, or was given an adequate opportunity to do so prior to the execution of this Agreement, to the extent deemed necessary.

10. Status as Independent Contractor. Advisor’s engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither Party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Neither the Company nor Advisor possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

11. Attorney’s Fee. If any arbitration is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing Party shall be entitled to recover reasonable attorneys’ fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

12. Waiver. The waiver by either Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach by such other Party.

13. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other Party at the address as set forth herein below:

To the Company:	Orgenesis Inc.
20271 Goldenrod Lane
Germantown, MD 20876
Attn: Vered Caplan, Chief Executive Officer
Phone: 011-972-54-4301034
Email: vered.c@orgenesis.com

To Advisor:	Scott Carmer
4817 Essex Avenue
Bethesda, MD 20815
Phone: (301) 204-1983
Email: spcarmer46@gmail.com

14. Governing Law. This Agreement shall be governed by and construed solely in accordance with the laws of the State of New York, without giving effect to the conflict or choice of law principles thereof.

15. Termination. This Agreement may be terminated by the Company on Thirty (30) days written notice to the Advisor at any time without prejudice to any other rights or remedies either Party may have. The Agreement may be terminated by Advisor on Thirty (30) days written notice only in the event of a change in the business, properties, operations or financial condition or prospects of the Company that adversely and substantially affects the ability of Advisor to perform the Services hereunder.

16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to activities or remuneration under this Agreement, shall be settled by binding arbitration in New York, whether commenced by the Company or Advisor, in accordance with the applicable rules of the American Arbitration Association, Commercial Dispute Resolution Procedures, and judgment on the award rendered by the arbitrator(s) shall be binding on the Parties and may be entered in any court having jurisdiction.

17. Entire Agreement; Execution in Counterparts. This Agreement contains the entire Agreement of the Parties hereto as to the subject matter hereof and may be modified or changed only by an agreement in writing sighed by the Party against whom enforcement of any modification or change is sought. If any provision of this Agreement is declared void, such provision shall be deemed severed by this Agreement, which shall otherwise remain in full force and effect. This Agreement may be executed in counterparts.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

AGREED TO:

ORGENESIS INC.

By:	/s/ Vered Caplan
Name:	Vered Caplan, Chief Executive Officer

SCOTT CARMER

By:	/s/ Scott Carmer
Name:	Scott Carmer
Title:	Individual